UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2012

Progressive Care Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Park Center Blvd., Suite 202 Miami Gardens, FL 33169
(Address of principal executive offices)

786-657-2060
(Registrant’s telephone number, including area code)

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)  On May 28, 2012, Progressive Care Inc. (“the Company”) concluded that, as a result of review comments from the Securities and Exchange Commission ("SEC"), a restatement of its prior period financial statements, comparatives and notes thereto for the years ended December 31, 2011 and 2010 and the interim periods ended March 31, 2011, June 30, 2011, September 30, 2011 and March 31, 2012, is necessary. The primary issue raised by the SEC concerns the merger between Progressive Care Inc, and Pharmco, LLC on October 21, 2010. This transaction was initially recorded as an acquisition, however, we now believe that the merger should have been accounted for as a reverse acquisition (i.e. PharmCo acquiring Progressive, not Progressive acquiring Pharmco) because shareholders of Pharmco acquired a majority of the shares of the combined entity upon completion of the acquisition resulting in a change of control.

The Company believes that the principal effect that these restatements will have on our financial statements will be as follows:

•
The Company will eliminate intangible assets and goodwill then associated with the acquisition of Pharmco; this amount will be offset to APIC.  The Company does not expect that the reverse acquisition accounting treatment will result in the recording of any other intangible assets.

•
The inclusion of revenues and expenses of Pharmco from January 1, 2010 to October 20, 2010 which were excluded under the acquisition method previous applied. Based on our evaluation, the inclusion of these revenues and expenses is expected to increase our Net Income for the year ended December 31, 2010; further, this increase will have no effect on taxes because the Company was treated as a pass through entity and taxes for the period of January 1, 2010 to October 20, 2010 (the period before the acquisition) were paid by the then members of Pharmco.

•
The removal of certain amortization expenses from our consolidated statement of operations for the years ended December 31, 2011 and 2010 and the quarters ended March 31, 2011, June 30, 2011, Sept 30, 2011 and March 31, 2012, resulting in an increase in our net income in each such period.

•
The restatement of Retained Earnings to that of Pharmco (as the new accounting acquirer) rather than that of Progressive, which the Company believes will result in a change in the Company’s financial position from an overall Accumulated Deficit to Retained Earnings.

These matters have been discussed by members of our Board of Directors with the Company's current independent accountants, Berman & Company.

In light of the SEC's review comments and the need to restate our financials, the previously issued financial statements and other financial information contained in the Company's Form 8-K/A filed on January 6, 2011 regarding the acquisition, and all of the Company’s annual and quarterly reports since October 21, 2010 filed on forms 10-K and 10-Q should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: June 4, 2012	By:	/s/ Alan Jay Weisberg
Name: Alan Jay Weisberg
Title: Chief Financial Officer